The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2025 Results

Cincinnati, October 27, 2025 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Third-quarter 2025 net income of $1.122 billion, or $7.11 per share, compared with $820 million, or $5.20 per share, in the third quarter of 2024, after recognizing a $675 million third-quarter 2025 after-tax increase in the fair value of equity securities still held.
•Third-quarter 2025 non-GAAP operating income* of $449 million, or $2.85 per share, compared with $224 million, or $1.42 per share, in the third quarter of last year. The increase of $225 million included a favorable effect of $152 million from a decrease in after-tax catastrophe losses.
•$302 million increase in third-quarter 2025 net income, compared with third-quarter 2024, including the effects of after-tax net increases of $77 million from net investment gains, $182 million from property casualty underwriting profit and $30 million from investment income.
•$98.76 book value per share at September 30, 2025, up $9.65 since year-end.
•13.8% value creation ratio for the first nine months of 2025, compared with 17.8% for the same period of 2024.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change
Revenue Data
Earned premiums	$2,567	$2,297	12	$7,391	$6,524	13
Investment income, net of expenses	295	258	14	860	745	15
Total revenues	3,726	3,320	12	9,540	8,799	8
Income Statement Data
Net income	$1,122	$820	37	$1,717	$1,887	(9)
Investment gains and losses, after-tax	673	596	13	994	1,187	(16)
Non-GAAP operating income*	$449	$224	100	$723	$700	3
Per Share Data (diluted)
Net income	$7.11	$5.20	37	$10.88	$11.97	(9)
Investment gains and losses, after-tax	4.26	3.78	13	6.30	7.53	(16)
Non-GAAP operating income*	$2.85	$1.42	101	$4.58	$4.44	3

Book value				$98.76	$88.32	12
Cash dividend declared	$0.87	$0.81	7	$2.61	$2.43	7
Diluted weighted average shares outstanding	157.8	157.7	0	157.8	157.7	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 3Q25 Release 1

Insurance Operations Highlights
•88.2% third-quarter 2025 property casualty combined ratio, improved from 97.4% for the third quarter of 2024.
•9% growth in third-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$356 million third-quarter 2025 property casualty new business written premiums, down 12%. Agencies appointed since the beginning of 2024 contributed $32 million or 9% of total new business written premiums.
•$28 million third-quarter 2025 life insurance subsidiary net income, up $8 million compared with the third quarter of 2024, and 5% growth in third-quarter 2025 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•14% or $37 million increase in third-quarter 2025 pretax investment income, including a 21% increase in bond interest income and a 1% increase in stock portfolio dividends.
•Three-month increase of 5% in fair value of total investments at September 30, 2025, including a 3% increase for the bond portfolio and an 8% increase for the stock portfolio.
•$5.545 billion parent company cash and marketable securities at September 30, 2025, up 7% from year-end 2024.

Property Casualty Underwriting Results Shine
Stephen M. Spray, president and chief executive officer, commented: "Non-GAAP operating income more than doubled last year’s third quarter to $449 million, bolstered by underwriting profits as well as pretax investment income that increased 14% over last year’s third quarter.

“Property casualty insurance underwriting led our strong performance. Underwriting profits before taxes rose to $293 million in the third quarter, turning our nine-month results to a positive $123 million. Our combined ratio of 88.2% was our best third quarter result since 2015. On a nine-month basis, our combined ratio was 98.4%. With one quarter to go, we are within striking distance of our target long-term annual average range of 92% to 98%.

“Better weather helped us achieve healthy results for our insurance operations with a third-quarter impact from catastrophes at just 3.7 percentage points. More importantly, our results reflect the diligent execution of our deliberate strategies for profitable growth. We have set ambitious goals for ourselves, and our associates are rising to meet them. As I travel to see agents across the U.S., I’m happy to hear one question repeated, ‘How can we do more together?’.”
Maintaining Disciplined Growth
“Balancing profitability and growth takes determination and expertise. We continue to invest in the people and the tools we need to further enhance our ability to price each policy based on its individual characteristics. Our field marketing associates are armed with analytics that complement their experience, giving them confidence to compete for our agencies’ best business and to walk away from accounts they deem underpriced.

“Net written premiums for the first nine months of 2025 grew 10% compared with the first nine months of 2024, including overall pricing increases in the mid-single-digit range for our standard commercial lines business and the high-single-digit range for our excess and surplus lines and personal lines business. We’re supporting the advantages of our local independent agencies through additional risk management solutions and product expansion, such as adding to the capabilities available to our agents through our small business platform powered by CinergySM.
“While new business slowed on a quarter and year-to-date basis, we believe that’s a sign of our pricing discipline and some stabilization of the market disruption we observed last year, which contributed to an unusually large amount of submissions for new policies from our agents in 2024. We continue to appoint agencies, creating a pipeline for future growth. So far in 2025, we’ve appointed 355 new agencies.”
Value for Shareholders
“At September 30, our book value again reached a record high, increasing 11% since December 31, 2024, to $98.76. Consolidated cash and total investments climbed to nearly $33 billion. Our value creation ratio, which considers the dividends we pay as well as our growth in book value, was 13.8% for the first nine months – exceeding our 10% to 13% average annual target for this measure.”
                                             CINF 3Q25 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$2,484	$2,217	12	$7,145	$6,284	14
Fee revenues	4	3	33	11	9	22
Total revenues	2,488	2,220	12	7,156	6,293	14

Loss and loss expenses	1,464	1,499	(2)	4,938	4,181	18
Underwriting expenses	731	659	11	2,095	1,884	11
Underwriting profit	$293	$62	373	$123	$228	(46)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	58.9%	67.6%	(8.7)	69.1%	66.5%	2.6
Underwriting expenses	29.3	29.8	(0.5)	29.3	30.0	(0.7)
Combined ratio	88.2%	97.4%	(9.2)	98.4%	96.5%	1.9

			% Change			% Change
Agency renewal written premiums	$2,037	$1,795	13	$6,084	$5,321	14
Agency new business written premiums	356	406	(12)	1,143	1,159	(1)
Other written premiums	100	92	9	494	520	(5)
Net written premiums	$2,493	$2,293	9	$7,721	$7,000	10

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	55.4%	57.0%	(1.6)	57.4%	58.6%	(1.2)
Current accident year catastrophe losses	4.4	13.8	(9.4)	14.2	11.2	3.0
Prior accident years before catastrophe losses	(0.2)	(2.4)	2.2	(1.6)	(2.2)	0.6
Prior accident years catastrophe losses	(0.7)	(0.8)	0.1	(0.9)	(1.1)	0.2
Loss and loss expense ratio	58.9%	67.6%	(8.7)	69.1%	66.5%	2.6

Current accident year combined ratio before catastrophe losses	84.7%	86.8%	(2.1)	86.7%	88.6%	(1.9)

•$200 million or 9% growth of third-quarter 2025 property casualty net written premiums, and nine-month growth of 10%, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution to third-quarter growth from Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM in total was less than 1 percentage point.
•$50 million decrease in third-quarter 2025 new business premiums written by agencies, driven by our personal lines insurance segment. The $50 million decrease included an $18 million increase in standard market property casualty production from agencies appointed since the beginning of 2024.
•355 new agency appointments in the first nine months of 2025, including 61 that market only our personal lines products.
•9.2 percentage-point third-quarter 2025 combined ratio improvement, including a decrease of 9.3 points for losses from catastrophes.
•1.9 percentage-point nine-month 2025 combined ratio increase, including an increase of 3.2 points from higher catastrophe losses.
•0.9 percentage-point third-quarter 2025 benefit from favorable prior accident year reserve development of $22 million, compared with 3.2 points or $71 million for third-quarter 2024.
•2.5 percentage-point nine-month 2025 benefit from favorable prior accident year reserve development, compared with 3.3 points for the first nine months of 2024.
•1.2 percentage-point improvement in the nine-month 2025 ratio for current accident year loss and loss expenses before catastrophes, including an unfavorable 0.4 points for the net effect of $49 million for reinsurance treaty reinstatement premiums related to the January 2025 wildfires in southern California.
•0.7 percentage-point decrease in the underwriting expense ratio for the first nine months of 2025, compared with the same period of 2024, primarily due to growth in earned premiums outpacing growth in various expenses.
                                             CINF 3Q25 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$1,229	$1,137	8	$3,620	$3,326	9
Fee revenues	2	1	100	4	3	33
Total revenues	1,231	1,138	8	3,624	3,329	9

Loss and loss expenses	747	706	6	2,249	2,171	4
Underwriting expenses	373	351	6	1,080	1,028	5
Underwriting profit	$111	$81	37	$295	$130	127

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	60.8%	62.1%	(1.3)	62.2%	65.3%	(3.1)
Underwriting expenses	30.3	30.9	(0.6)	29.8	30.9	(1.1)
Combined ratio	91.1%	93.0%	(1.9)	92.0%	96.2%	(4.2)

			% Change			% Change
Agency renewal written premiums	$1,043	$987	6	$3,311	$3,086	7
Agency new business written premiums	185	187	(1)	588	562	5
Other written premiums	(30)	(36)	17	(86)	(101)	15
Net written premiums	$1,198	$1,138	5	$3,813	$3,547	7

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.2%	60.7%	(1.5)	60.0%	61.3%	(1.3)
Current accident year catastrophe losses	3.0	5.8	(2.8)	5.0	7.5	(2.5)
Prior accident years before catastrophe losses	(1.0)	(4.0)	3.0	(2.2)	(2.9)	0.7
Prior accident years catastrophe losses	(0.4)	(0.4)	0.0	(0.6)	(0.6)	0.0
Loss and loss expense ratio	60.8%	62.1%	(1.3)	62.2%	65.3%	(3.1)

Current accident year combined ratio before catastrophe losses	89.5%	91.6%	(2.1)	89.8%	92.2%	(2.4)

•$60 million or 5% growth in third-quarter 2025 commercial lines net written premiums, including higher agency renewal premiums partially offset by lower new business written premiums. Seven percent growth in nine-month net written premiums.
•$56 million or 6% increase in third-quarter renewal written premiums, with commercial lines average renewal pricing increases in the mid-single-digit percent range.
•$2 million or 1% decrease in third-quarter 2025 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•1.9 percentage-point third-quarter 2025 combined ratio improvement, including a decrease of 2.8 points for losses from catastrophes.
•4.2 percentage-point nine-month 2025 combined ratio improvement, including a decrease of 2.5 points from lower catastrophe losses.
•1.4 percentage-point third-quarter 2025 benefit from favorable prior accident year reserve development of $18 million, compared with 4.4 points or $50 million for third-quarter 2024.
•2.8 percentage-point nine-month 2025 benefit from favorable prior accident year reserve development, compared with 3.5 points for the first nine months of 2024.
                                             CINF 3Q25 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$838	$678	24	$2,340	$1,897	23
Fee revenues	1	2	(50)	4	4	0
Total revenues	839	680	23	2,344	1,901	23

Loss and loss expenses	507	553	(8)	1,951	1,421	37
Underwriting expenses	233	196	19	665	554	20
Underwriting profit (loss)	$99	$(69)	nm	$(272)	$(74)	(268)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	60.4%	81.5%	(21.1)	83.4%	74.9%	8.5
Underwriting expenses	27.8	28.8	(1.0)	28.4	29.2	(0.8)
Combined ratio	88.2%	110.3%	(22.1)	111.8%	104.1%	7.7

			% Change			% Change
Agency renewal written premiums	$864	$695	24	$2,364	$1,870	26
Agency new business written premiums	116	165	(30)	384	450	(15)
Other written premiums	(29)	(28)	(4)	(145)	(74)	(96)
Net written premiums	$951	$832	14	$2,603	$2,246	16

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	50.7%	54.0%	(3.3)	54.7%	55.4%	(0.7)
Current accident year catastrophe losses	8.0	27.4	(19.4)	29.7	20.9	8.8
Prior accident years before catastrophe losses	2.6	0.9	1.7	0.4	0.3	0.1
Prior accident years catastrophe losses	(0.9)	(0.8)	(0.1)	(1.4)	(1.7)	0.3
Loss and loss expense ratio	60.4%	81.5%	(21.1)	83.4%	74.9%	8.5

Current accident year combined ratio before catastrophe losses	78.5%	82.8%	(4.3)	83.1%	84.6%	(1.5)

•$119 million or 14% growth in third-quarter 2025 personal lines net written premiums, including higher agency renewal written premiums that benefited from rate increases in the high-single-digit percent range. Cincinnati Private ClientSM third-quarter 2025 net written premiums from our agencies’ high net worth clients grew 19%, to $572 million. Sixteen percent growth in nine-month net written premiums in total.
•$49 million or 30% decrease in third-quarter 2025 new business premiums written by agencies, including a decrease of $28 million in our private client personal lines, that included $9 million for California.
•$71 million less favorable effect on nine-month 2025 net written premiums from other written premiums, including $63 million for additional ceded premiums to reinstate our property catastrophe reinsurance treaty after recoveries related to California wildfires.
•22.1 percentage-point third-quarter 2025 combined ratio improvement, including a decrease of 19.5 points for losses from catastrophes.
•7.7 percentage-point nine-month 2025 combined ratio increase, including an increase of 9.1 points from higher catastrophe losses and an increase in the underwriting expense ratio of 0.7 points for the effect of reinstatement premiums.
•1.7 percentage-point third-quarter 2025 unfavorable prior accident year reserve development of $14 million, compared with 0.1 points or less than $1 million for third-quarter 2024.
•1.0 percentage-point nine-month 2025 benefit from favorable prior accident year reserve development, compared with 1.4 points for the first nine months of 2024.
                                             CINF 3Q25 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$174	$157	11	$510	$447	14
Fee revenues	1	—	nm	3	2	50
Total revenues	175	157	11	513	449	14

Loss and loss expenses	108	107	1	317	299	6
Underwriting expenses	48	42	14	141	122	16
Underwriting profit	$19	$8	138	$55	$28	96

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	62.1%	68.6%	(6.5)	62.2%	67.0%	(4.8)
Underwriting expenses	27.7	26.7	1.0	27.6	27.3	0.3
Combined ratio	89.8%	95.3%	(5.5)	89.8%	94.3%	(4.5)

			% Change			% Change
Agency renewal written premiums	$130	$113	15	$409	$365	12
Agency new business written premiums	55	54	2	171	147	16
Other written premiums	(10)	(10)	0	(35)	(29)	(21)
Net written premiums	$175	$157	11	$545	$483	13

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.1%	64.2%	(0.1)	64.8%	64.6%	0.2
Current accident year catastrophe losses	0.2	1.7	(1.5)	0.9	1.4	(0.5)
Prior accident years before catastrophe losses	(2.1)	2.9	(5.0)	(3.2)	1.0	(4.2)
Prior accident years catastrophe losses	(0.1)	(0.2)	0.1	(0.3)	0.0	(0.3)
Loss and loss expense ratio	62.1%	68.6%	(6.5)	62.2%	67.0%	(4.8)

Current accident year combined ratio before catastrophe losses	91.8%	90.9%	0.9	92.4%	91.9%	0.5

•$18 million or 11% growth in third-quarter 2025 excess and surplus lines net written premiums, including higher agency renewal written premiums that benefited from price increases averaging in the high-single-digit percent range. Thirteen percent growth in nine-month net written premiums.
•$1 million or 2% increase in third-quarter 2025 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•5.5 percentage-point third-quarter 2025 combined ratio improvement, including 4.9 points in the ratio for favorable reserve development on prior accident year loss and loss expenses.
•4.5 percentage-point nine-month 2025 combined ratio improvement, including 4.5 points in the ratio for favorable reserve development on prior accident year loss and loss expenses.
•2.2 percentage-point third-quarter 2025 benefit from favorable prior accident year reserve development of $4 million, compared with unfavorable development of 2.7 points or $5 million for third-quarter 2024.
•3.5 percentage-point nine-month 2025 benefit from favorable prior accident year reserve development, compared with unfavorable development of 1.0 points for the first nine months of 2024.

                                             CINF 3Q25 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change
Term life insurance	$61	$58	5	$179	$174	3
Whole life insurance	14	13	8	40	39	3
Universal life and other	8	9	(11)	27	27	0
Earned premiums	83	80	4	246	240	3
Investment income, net of expenses	52	48	8	151	142	6
Investment gains and losses, net	(1)	—	nm	(6)	(9)	33
Fee revenues	1	1	0	4	4	0
Total revenues	135	129	5	395	377	5
Contract holders’ benefits incurred	76	79	(4)	230	226	2
Underwriting expenses incurred	23	24	(4)	70	70	0
Total benefits and expenses	99	103	(4)	300	296	1
Net income before income tax	36	26	38	95	81	17
Income tax provision	8	6	33	20	18	11
Net income of the life insurance subsidiary	$28	$20	40	$75	$63	19

•$3 million increase in third-quarter 2025 earned premiums, including a 5% increase for term life insurance, our largest life insurance product line.
•$12 million increase in nine-month 2025 life insurance subsidiary net income, primarily due to increased investment income, increased earned premiums and decreased investment losses from fixed-maturity securities.
•$118 million or 9% nine-month 2025 increase, to $1.425 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from net income and a decrease in unrealized investment losses on fixed-maturity securities.
                                             CINF 3Q25 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change
Investment income, net of expenses	$295	$258	14	$860	$745	15
Investment interest credited to contract holders	(32)	(32)	0	(95)	(94)	(1)
Investment gains and losses, net	853	758	13	1,259	1,507	(16)
Investments profit	$1,116	$984	13	$2,024	$2,158	(6)

Investment income:
Interest	$227	$187	21	$651	$529	23
Dividends	69	68	1	206	209	(1)
Other	4	7	(43)	16	18	(11)
Less investment expenses	5	4	25	13	11	18
Investment income, pretax	295	258	14	860	745	15
Less income taxes	51	44	16	148	125	18
Total investment income, after-tax	$244	$214	14	$712	$620	15

Investment returns:
Average invested assets plus cash and cash equivalents	$31,899	$29,107		$31,345	$28,447
Average yield pretax	3.70%	3.55%		3.66%	3.49%
Average yield after-tax	3.06	2.94		3.03	2.91
Effective tax rate	17.3	16.9		17.2	16.8
Fixed-maturity returns:
Average amortized cost	$17,816	$15,592		$17,515	$15,218
Average yield pretax	5.10%	4.80%		4.96%	4.63%
Average yield after-tax	4.16	3.93		4.04	3.80
Effective tax rate	18.4	18.1		18.4	18.0

•$37 million or 14% rise in third-quarter 2025 pretax investment income, including a 21% increase in interest income from fixed-maturity securities and a 1% increase in equity portfolio dividends.
•$1.094 billion in third-quarter 2025 pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Investment gains and losses on equity securities sold, net	$(9)	$24	$(5)	$146
Unrealized gains and losses on equity securities still held, net	855	817	1,259	1,446
Investment gains and losses on fixed-maturity securities, net	1	(86)	(13)	(114)
Other	6	3	18	29
Subtotal - investment gains and losses reported in net income	853	758	1,259	1,507
Change in unrealized investment gains and losses - fixed maturities	241	497	336	367
Total	$1,094	$1,255	$1,595	$1,874

                                             CINF 3Q25 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At September 30,	At December 31,
	2025	2024
Total investments	$31,099	$28,378
Total assets	40,567	36,501
Short-term debt	25	25
Long-term debt	790	790
Shareholders’ equity	15,406	13,935
Book value per share	98.76	89.11
Debt-to-total-capital ratio	5.0%	5.5%

•$32.559 billion in consolidated cash and total investments at September 30, 2025, an increase of 11% from $29.361 billion at year-end 2024.
•$17.630 billion bond portfolio at September 30, 2025, with an average rating of A2/A+. Fair value increased $553 million during the third quarter of 2025, including $232 million in net purchases of fixed-maturity securities.
•$12.547 billion equity portfolio was 40.3% of total investments, including $8.393 billion in appreciated value before taxes at September 30, 2025. Third-quarter 2025 increase in fair value of $898 million, including $57 million in net purchases of equity securities.
•$7.30 third-quarter 2025 increase in book value per share, including an addition of $2.88 of net income before investment gains and $5.51 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities that were partially offset by $0.22 for other items and $0.87 from dividends declared to shareholders.
•Value creation ratio of 13.8% for the first nine months of 2025, including 5.2% from net income before investment gains, which includes underwriting and investment income, and 8.9% from investment portfolio gains and changes in unrealized gains for fixed-maturity securities, partially offset by 0.3% for other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 3Q25 Release 9

Safe Harbor Statement
Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by forward-looking statements. Any forward-looking statements contained herein, are based upon our current estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “seek,” “expect,” “will,” “should,” “could,” “might,” “anticipate,” “believe,” “estimate,” “intend,” “likely,” “future,” or other similar expressions. Forward-looking statements speak only as of the date they were made; we assume no obligation to update such statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to:

Insurance-Related Risks
•Risks and uncertainties associated with our loss reserves or actual claim costs exceeding reserves
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance
•Unusually high levels of catastrophe losses due to risk concentrations or changes in weather patterns, environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes; and our ability to manage catastrophe risk
•Risks associated with analytical models in key areas such as underwriting, pricing, capital management, reserving, investments, reinsurance, and catastrophe risk management
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth
•Mergers, acquisitions, and other consolidations of agencies that result in a concentration of a significant amount of premium in one agency or agency group and/or alter our competitive advantages
•Our inability to manage business opportunities, growth prospects, and expenses for our ongoing operations
•Changing consumer insurance-buying habits
•The inability to obtain adequate ceded reinsurance on acceptable terms, for acceptable amounts, and from financially strong reinsurers; and the potential for nonpayment or delay in payment by reinsurers
•Domestic and global events, such as the wars in Ukraine and in the Middle East, future pandemics, inflationary trends, changes in U.S. trade and tariff policy, and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
◦Significant or prolonged decline in the fair value of securities and impairment of the assets
◦Significant decline in investment income due to reduced or eliminated dividend payouts from securities
◦Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦The inability of our workforce, agencies, or vendors to perform necessary business functions

Financial, Economic, and Investment Risks
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Downgrades in our financial strength ratings
•Interest rate fluctuations or other factors that could significantly affect:
◦Our ability to generate growth in investment income
◦Values of our fixed-maturity investments and accounts in which we hold bank-owned life insurance contract assets
◦Our traditional life policy reserves
•Economic volatility and illiquidity associated with our alternative investments in private equity, private credit, real property, and limited partnerships
                                             CINF 3Q25 Release 10

•Failure to comply with covenants and other requirements under our credit facilities, senior debt, and other debt obligations
•Recession, prolonged elevated inflation, or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•The inability of our subsidiaries to pay dividends consistent with current or past levels impacting our ability to pay shareholder dividends or repurchase shares

General Business, Technology, and Operational Risks
•Ineffective information technology systems or failing to develop and implement improvements in technology
•Difficulties with technology or data security breaches, including cyberattacks, could negatively affect our, or our agents’, ability to conduct business; disrupt our relationships with agents, policyholders, and others; cause reputational damage, mitigation expenses, data loss, and expose us to liability
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing models and methods, including usage-based insurance methods, automation, artificial intelligence, or technology projects and enhancements expected to increase our efficiency, pricing accuracy, underwriting profit, and competitiveness
•Intense competition, and the impact of innovation, emerging technologies, artificial intelligence and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that the segment could not achieve sustainable profitability
•Unforeseen departure of certain executive officers or other key employees that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel
•Events, such as a pandemic, an epidemic, natural catastrophe, or terrorism, which could hamper our ability to assemble our workforce, work effectively in a remote environment, or other failures of business continuity or disaster recovery programs

Regulatory, Compliance, and Legal Risks
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules, and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Increase assessments for guaranty funds, other insurance‑related assessments, or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax laws, regulations, or interpretations
◦Increase other expenses
◦Limit our ability to set fair, adequate, and reasonable rates
◦Restrict our ability to cancel policies
◦Impose new underwriting standards
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
                                             CINF 3Q25 Release 11

•Adverse outcomes from litigation, environmental claims, mass torts or administrative proceedings, including effects of social inflation and third-party litigation funding on the size and frequency of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, which reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Effects of changing social, global, economic, and regulatory environments
•Additional measures affecting corporate financial reporting and governance that can affect the market value of our common stock

Risks and uncertainties are further discussed in other filings with the Securities and Exchange Commission, including our 2024 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.

* * *
                                             CINF 3Q25 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			September 30,	December 31,
			2025	2024
Assets
Investments			$31,099	$28,378
Cash and cash equivalents			1,460	983
Premiums receivable			3,307	2,969
Reinsurance recoverable			679	523
Deferred policy acquisition costs			1,360	1,242
Other assets			2,662	2,406
Total assets			$40,567	$36,501

Liabilities
Insurance reserves			$14,263	$12,963
Unearned premiums			5,423	4,813
Deferred income tax			1,792	1,476
Long-term debt and lease obligations			858	850
Other liabilities			2,825	2,464
Total liabilities			25,161	22,566

Shareholders’ Equity
Common stock and paid-in capital			1,940	1,899
Retained earnings			16,179	14,869
Accumulated other comprehensive loss			(84)	(309)
Treasury stock			(2,629)	(2,524)
Total shareholders' equity			15,406	13,935
Total liabilities and shareholders' equity			$40,567	$36,501

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenues
Earned premiums	$2,567	$2,297	$7,391	$6,524
Investment income, net of expenses	295	258	860	745
Investment gains and losses, net	853	758	1,259	1,507
Other revenues	11	7	30	23
Total revenues	3,726	3,320	9,540	8,799

Benefits and Expenses
Insurance losses and contract holders' benefits	1,540	1,578	5,168	4,407
Underwriting, acquisition and insurance expenses	754	683	2,165	1,954
Interest expense	13	13	40	40
Other operating expenses	6	6	27	19
Total benefits and expenses	2,313	2,280	7,400	6,420

Income Before Income Taxes	1,413	1,040	2,140	2,379

Provision for Income Taxes	291	220	423	492

Net Income	$1,122	$820	$1,717	$1,887

Per Common Share:
Net income—basic	$7.19	$5.25	$10.99	$12.06
Net income—diluted	7.11	5.20	10.88	11.97

                                             CINF 3Q25 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 3Q25 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income	$1,122	$820	$1,717	$1,887
Less:
Investment gains and losses, net	853	758	1,259	1,507
Income tax on investment gains and losses	(180)	(162)	(265)	(320)
Investment gains and losses, after-tax	673	596	994	1,187
Non-GAAP operating income	$449	$224	$723	$700

Diluted per share data:
Net income	$7.11	$5.20	$10.88	$11.97
Less:
Investment gains and losses, net	5.40	4.80	7.98	9.55
Income tax on investment gains and losses	(1.14)	(1.02)	(1.68)	(2.02)
Investment gains and losses, after-tax	4.26	3.78	6.30	7.53
Non-GAAP operating income	$2.85	$1.42	$4.58	$4.44

Life Insurance Reconciliation

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income of the life insurance subsidiary	$28	$20	$75	$63
Investment gains and losses, net	(1)	—	(6)	(9)
Income tax on investment gains and losses	—	—	(1)	(2)
Non-GAAP operating income	29	20	80	70

Investment income, net of expenses	(52)	(48)	(151)	(142)
Investment income credited to contract holders	32	32	95	94
Income tax excluding tax on investment gains and losses, net	8	6	21	20
Life insurance segment profit	$17	$10	$45	$42

                                             CINF 3Q25 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended September 30, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,493	$1,198	$951	$175	$169
Unearned premiums change	(9)	31	(113)	(1)	74
Earned premiums	$2,484	$1,229	$838	$174	$243

Underwriting profit	$293	$111	$99	$19	$64

(Dollars in millions)	Nine months ended September 30, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$7,721	$3,813	$2,603	$545	$760
Unearned premiums change	(576)	(193)	(263)	(35)	(85)
Earned premiums	$7,145	$3,620	$2,340	$510	$675

Underwriting profit (loss)	$123	$295	$(272)	$55	$45

(Dollars in millions)	Three months ended September 30, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,293	$1,138	$832	$157	$166
Unearned premiums change	(76)	(1)	(154)	—	79
Earned premiums	$2,217	$1,137	$678	$157	$245

Underwriting profit (loss)	$62	$81	$(69)	$8	$42

(Dollars in millions)	Nine months ended September 30, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$7,000	$3,547	$2,246	$483	$724
Unearned premiums change	(716)	(221)	(349)	(36)	(110)
Earned premiums	$6,284	$3,326	$1,897	$447	$614

Underwriting profit (loss)	$228	$130	$(74)	$28	$144

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 3Q25 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Value creation ratio:
End of period book value*	$98.76	$88.32	$98.76	$88.32
Less beginning of period book value	91.46	81.79	89.11	77.06
Change in book value	7.30	6.53	9.65	11.26
Dividend declared to shareholders	0.87	0.81	2.61	2.43
Total value creation	$8.17	$7.34	$12.26	$13.69

Value creation ratio from change in book value**	8.0%	8.0%	10.9%	14.6%
Value creation ratio from dividends declared to shareholders***	0.9	1.0	2.9	3.2
Value creation ratio	8.9%	9.0%	13.8%	17.8%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 3Q25 Release 17